EXHIBIT 3.1



                           CERTIFICATE OF FORMATION

                                      OF

                             BMW AUTO LEASING LLC

        This Certificate of Formation of BMW Auto Leasing LLC (the "LLC"), dated as of August 3, 2000, is being duly executed and filed by Norbert Mayer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act(6 Del.C. section 18-101, et seq.).
                                ------                 -------

        FIRST. The name of the limited liability company formed hereby is BMW Auto Leasing LLC.

        SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.






                                       /s/ Norbert Mayer
                                       ------------------------------
                                       Name: Norbert Mayer
                                       Authorized Person